Exhibit 10.23

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

between

ASUBIO PHARMA CO., LTD. and OMEROS CORPORATION

This license agreement (this “Agreement”) is made effective the 3rd day of March 2010 (the “Effective Date”) between Asubio Pharma Co., Ltd., a Japanese Corporation having a place of business at 9-11 Akasaka 2-Chome, Minato-Ku, Tokyo 107-8541 Japan (“Asubio”), and Omeros Corporation, a Washington corporation having a principal place of business at 1420 Fifth Avenue, Suite 2600, Seattle, WA 98101 USA (“Omeros”).

WHEREAS Asubio owns rights to certain phosphodiesterase-7 (“PDE7”) inhibitors and derivatives thereof, claimed in certain related patents and pending patent applications owned by Asubio;

WHEREAS Asubio and Omeros entered into a Mutual Confidential Disclosure Agreement executed on June 6, 2008 and amended on June 18, 2009 (the “Mutual CDA”) and a Material Transfer Agreement executed on October 20, 2008 (the “MTA”) to permit Omeros to evaluate certain of Asubio’s PDE7 inhibitors and related confidential information;

WHEREAS Omeros owns rights to certain pending patent applications directed to the use of PDE7 inhibitors for the treatment of movement disorders;

WHEREAS Omeros wishes to undertake an exclusive license to Asubio’s rights in certain of Asubio’s PDE7 inhibitors under Asubio’s related patents for development and commercialization by Omeros for the treatment of movement disorders [***]; and

WHEREAS Asubio wishes to grant Omeros an exclusive license to such inhibitors and related patents and patent applications in the field of movement disorders [***] in consideration of the milestone and royalty payments set forth in this Agreement;

NOW THEREFORE, in consideration for the mutual covenants and obligations set forth herein as well as other good and valuable consideration, the parties hereby agree as follows:

1	Key Definitions
1.1

“Affiliate” as used herein shall include any affiliate, subsidiary or parent of either party and in each case shall mean any corporation or other entity directly or indirectly controlled by, controlling or under common control with the party, and for such purposes “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting interest in such other corporation or other entity, or the power to direct the management of such other corporation or other entity.

1.2

“Asubio Patents” means the patents and patent applications owned by Asubio that are listed on Schedule A attached to this Agreement, as well as all foreign and national counterparts, all continuations, divisionals, reissues and reexaminations corresponding thereto or claiming priority therefrom, and all patents, inventor certificates and utility models issuing therefrom.

1.3	“Asubio Know-How” means Asubio’s data and information listed in Schedule B

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

attached to this Agreement, which data was disclosed by Asubio to Omeros under the Mutual CDA and/or the MTA, and any additional data, information and records disclosed from Asubio to Omeros in accordance with this Agreement.

1.4

“Compounds” means the Parent Compounds, samples of some of which were previously supplied by Asubio to Omeros in accordance with the terms of the MTA, and any Improved Compounds. Asubio and Omeros agree that the Excluded Compounds are not included in the Compounds.

1.5

“Compound Improvement Patents” mean all patents and patent applications claiming substances that are new improvements (including any structural derivatives or analogs), variations, updates, modifications, and enhancements to the Parent Compounds made by or for Omeros at any time commencing upon execution of the MTA and ending upon the termination of this Agreement, but excluding any patent or patent application claims to new uses or methods of use of the Compounds.

1.6	“Excluded Compounds” means the compounds described in Schedule D attached to this Agreement.

1.7

“Field” means all movement disorders described in WHO ICD-10 (G20-G26) and/or in Omeros’ published International PCT Patent Application WO 2008/119057 A2, including, without limitation, Parkinson’s Disease, Restless Legs Syndrome, Post-encephalitic Parkinsonism, Dopamine-Responsive Dystonia, Shy-Drager Syndrome, Periodic Limb Movement Disorder, Periodic Limb Movements in Sleep, Tourette’s Syndrome, all other movement disorders treatable with a dopamine receptor agonist or a precursor of a dopamine receptor agonist, [***].

1.8

“Field Improvement Patents” means all patents and patent applications claiming new uses or methods of use of the Compounds solely in the Field made by or for Omeros at any time commencing upon execution of the MTA and ending upon the termination of this Agreement, but excluding any claim to the chemical structure of the Compounds and excluding any claim to uses or methods of use relating to treatment of diseases in the dermatology and dermatologic affections defined as any diseases of the skin, hair/scalp or nails.

1.9

“Improved Compounds” means any compound, other than the Parent Compounds, encompassed by the claims of the Asubio Patents and/or Compound Improvement Patents, including new improvements (including any structural derivatives or analogs), variations, updates, modifications, and enhancements to the Parent Compounds, made by or for Omeros at any time commencing upon execution of the MTA and ending upon the termination of this Agreement. Asubio and Omeros agree that the Excluded Compounds are not included in the Improved Compounds. Improved Compounds shall include Improved Compounds that are encompassed only by valid claim(s) of the Asubio Patents (“Minor Improved Compounds”), Improved Compounds that are encompassed by valid claim(s) of both the Asubio Patents and the Compound Improvement Patents (“Major Improved Compounds”) and Improved Compounds that are encompassed only by valid claim(s) of the Compound Improvement Patents (“Other Improved Compounds”).

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.10	“Measure Date” means any given point in time when a determination is being made.

1.11

“Net Sales” means (a) the gross total of the monetary amounts collected by Omeros, when Omeros is the initial seller and distributor, and by Omeros’ sublicensee(s), when such sublicensee(s) are the initial seller(s) and distributor(s), for the sale or distribution of the Products to independent third parties, less (b) the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes, and any other governmental taxes imposed on particular sales; transportation charges and allowances; sales commissions to third parties (but excluding sales commissions to Omeros’ employees); wholesale charge backs; distributor fees; Medicare/Medicaid rebates; customer rebates; refunds for recalls; and allowances or credits to customers because of rejections or returns, provided such deductions are documented.

1.12	“Parent Compounds” means the seven compounds listed in Schedule C attached to this Agreement that are claimed in one or more of the Asubio Patents.

1.13

“Product” or “Products” means all drug product(s) and drug product candidate(s) containing one or more Compounds that are encompassed by any valid and subsisting claim(s) of any issued patent within the Asubio Patents or the Compound Improvement Patents in the country or countries in which such products are offered for sale, sold, manufactured or used. Notwithstanding the foregoing, any certain drug product or drug product candidate that initially meets the definition of a Product set forth in the foregoing sentence of this Subsection 1.13 shall still be deemed to be a Product after the expiration of all claim(s) of all issued patent within the Asubio Patents or the Compound Improvement Patents covering the Compound contained in such product if, and only if, the use of such Compound is encompassed by any valid and subsisting claim(s) of any issued patent within the Field Improvement Patents in the country or countries in which such drug product or drug product candidate is used.

1.14

“Third Party Marketing and Distribution Agreement” means any agreement conveying a sublicense of the marketing and distribution rights for a Product to a third party entity other than any Affiliate of either party.

2	Grant of License

2.1

Asubio hereby grants to Omeros for the term of this Agreement a royalty-bearing, exclusive worldwide license in the Field under the Asubio Patents and the Asubio Know-How, including the right to grant sublicenses, to use (including, without limitation, manufacture, formulate, preclinical and clinical research and development and commercialization), apply for approval, sell, offer for sale, market, distribute, import and export the Compounds and the Products (the “License”).

2.2

If requested by Omeros, Asubio will consider in good faith expanding the License in the Field, on terms consistent with this Agreement, to include additional PDE7 inhibitors created by Asubio, other than the Compounds, that are claimed in the Asubio Patents and that are not reasonably expected, based on a preclinical assessment, to have a clinically meaningful immunologic function.

2.3	If requested by Omeros, Asubio will consider in good faith expanding the Field to include other central nervous system diseases and disorders that do not involve meaningful immunologic dysfunction.

2.4

If, in accordance with Omeros’ right to grant sublicenses under the License, Omeros elects to convey to any third party other than an Affiliate of Omeros any rights to offer for sale, sell, and market a Product in any ex-U.S. country in the world, Omeros will consider in good faith the exclusive licensing of such Product to Asubio or its Affiliates in such country. Omeros shall give Asubio prompt notification of the identity of each third party who is conveyed such sublicense rights. Omeros shall ensure that such third parties are bound by the same obligations, to the extent practicable and applicable, as those set forth in this Agreement, and shall be responsible to Asubio for the acts and omissions of such third party.

2.5

Asubio shall, as part of the Asubio Know-How, disclose and provide to Omeros any and all additional data, information and records it may have or may develop or obtain during the term of this Agreement that would facilitate Omeros’ development, manufacture, approval for marketing and commercialization of any of the Parent Compounds, and Omeros shall have the right to reference the Asubio Know-How in any regulatory submission.

3	Milestone Payments

3.1	Omeros shall pay Asubio the following one-time milestone fees (each a “Milestone Fee”) in U.S. dollars following the satisfaction of the following corresponding milestone events (each a “Milestone”):

3.1.1	Upon execution of this Agreement, Omeros shall pay Asubio a Milestone Fee of [***].

3.1.2

Upon Omeros’ or its sublicensee(s)’ receipt of positive data from completed toxicology studies, each of three-months minimum duration, of a first Product in a rodent species and in a non-rodent species, which studies have been conducted in conformance with current good laboratory practice guidance (“GLP”) promulgated by the U.S. Food and Drug Administration (“USFDA”), which data and studies are sufficient to support the submission by Omeros or its sublicensee(s) to USFDA of an Investigational New Drug Application (“IND”), Omeros shall pay Asubio a Milestone Fee of [***].

3.1.3

Upon the first dosing of a human subject in the first Phase 1 clinical study sponsored or authorized by Omeros or its sublicensee(s) of a first Product anywhere in the world, which study has been cleared by USFDA or a corresponding foreign regulatory agency, Omeros shall pay Asubio a Milestone Fee of [***].

3.1.4

Upon the first dosing of a human subject in the first Phase 2 clinical study sponsored or authorized by Omeros or its sublicensee(s) of a first Product anywhere in the world, which study has been cleared by USFDA or a corresponding foreign regulatory agency, Omeros shall pay Asubio a Milestone Fee of [***].

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.1.5

Upon the first dosing of a human subject in the first Phase 3 clinical study sponsored or authorized by Omeros or its sublicensee(s) of a first Product anywhere in the world, which study has been cleared by USFDA or a corresponding foreign regulatory agency, Omeros shall pay Asubio a Milestone Fee of [***].

3.1.6

Upon receipt of the first new drug application (“NDA”) marketing approval for a first Product obtained by or on behalf of Omeros or its sublicensee(s) from USFDA, Omeros shall pay Asubio a Milestone Fee of [***].

3.1.7

Upon receipt of the first marketing authorization for a first Product obtained by or on behalf of Omeros or its sublicensee(s) from an ex-U.S. regulatory authority corresponding to USFDA, Omeros shall pay Asubio a Milestone Fee of [***].

3.1.8	Upon reaching an aggregate of all Net Sales of [***], Omeros shall pay Asubio a Milestone Fee of [***].

3.1.9	Upon reaching an aggregate of all Net Sales of [***], Omeros shall pay Asubio a Milestone Fee of [***].

3.2

If any Milestone above is achieved with respect to a particular Product before a prior Milestone has been achieved, then all prior Milestones that have not previously been paid with respect to that Product shall be deemed achieved upon achievement of the subsequent Milestone, and the corresponding payment shall become payable, provided, however, that the NDA approval Milestone set forth in Subsection 3.1.6 shall not be treated as a “prior Milestone” when the ex-U.S. marketing authorization Milestone set forth in Subsection 3.1.7 is achieved, and the ex-U.S. marketing authorization Milestone set forth in Subsection 3.1.7 shall not be treated as a “prior Milestone” when the NDA approval Milestone set forth in Subsection 3.1.6 is achieved.

4	Royalty Payments

4.1	Omeros shall pay Asubio a royalty (the “Royalty”) as a percentage of Net Sales. The Royalty shall be computed in accordance with the applicable one of the following subsections:

4.1.1

For Products containing one or more Parent Compounds, the Royalty shall be either (a) prior to the expiration of all applicable valid claims of the Asubio Patents, [***] of Net Sales of such Products, and then (b) after the expiration of all applicable valid claims of the Asubio Patents, [***] of Net Sales of such Products if the use of such Products is encompassed by valid claim(s) in the Field Improvement Patents in the countries in which such Products are used; or

4.1.2

For Products containing one or more Minor Improved Compounds, the Royalty shall be either (a) prior to the expiration of all applicable valid claims of the Asubio Patents, [***] of Net Sales of such Products, and then (b) after the expiration of all applicable valid

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

claims of the Asubio Patents, [***] of Net Sales of such Products if the use of such Products is encompassed by valid claim(s) in the Field Improvement Patents in the countries in which such Products are used; or

4.1.3

For Products containing one or more Major Improved Compounds, the Royalty shall be (a) prior to the expiration of all applicable valid claims of the Asubio Patents, [***] of Net Sales of such Products, and then (b) after the expiration of all applicable valid claims of the Asubio Patents and prior to the expiration of all applicable valid claims of the Compound Improvement Patents, [***] of Net Sales of such Products, and then (c) after the expiration of all applicable valid claims of the Asubio Patents and the Compound Improvement Patents, [***] of Net Sales of such Products if the use of such Products is encompassed by valid claim(s) in the Field Improvement Patents in the countries in which such Products are used; or

4.1.4

For Products containing one or more Other Improved Compounds, the Royalty shall be either (a) prior to the expiration of all applicable valid claims of the Compound Improvement Patents, [***] of Net Sales of such Products, and then (b) after the expiration of all applicable valid claims of the Compound Improvement Patents, [***] of Net Sales of such Products if the use of such Products is encompassed by valid claim(s) in the Field Improvement Patents in the countries in which such Products are used.

4.2

In the event that the provisions of multiple Subsections 4.1.1 through 4.1.4 apply to any Product at any Measure Date, the Subsection that provides the highest Royalty shall be utilized for only so long as the conditions set forth in the corresponding Subsection apply.

4.3

Notwithstanding the royalty provisions of Subsections 4.1 and 4.2, in the event that Omeros enters into a Third Party Marketing and Distribution Agreement for a Product, then at any Measure Date the sum of all Royalty payments paid or payable over the life of this Agreement up to the Measure Date based on the Net Sales collected by the sublicensee under such Third Party Marketing and Distribution Agreement (the “Summed Royalties”) shall not exceed [***] of the gross total of the monetary amounts collected up to the Measure Date by Omeros in the form of royalty payments and milestone payments under the Third Party Marketing and Distribution Agreement; provided, that such gross total shall exclude (i) any Net Sales independent of the Third Party Marketing and Distribution Agreement, (ii) any amounts received as funding for further research and development activities; (iii) any amounts received in connection with the conveyance of other rights not specifically and directly pertaining to such Product; (iv) any amounts received subject to a repayment obligation by Omeros; and (v) any amounts reasonably received as consideration for the purchase of equity of Omeros and not as consideration for sublicense from Omeros, (the “Adjusted Gross Partnering Revenue”). If on any Measure Date the Summed Royalties exceeds [***] of the Adjusted Gross Partnering Revenue, then no further Royalty shall be paid under Section 4 until the Summed Royalties on a subsequent Measure Date falls below [***] of the Adjusted Gross Partnering Revenue for that Measure Date, provided, however, that Asubio shall not be required to refund any Royalty payments that have already been paid to Asubio by Omeros.

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5	Payment Procedures

5.1

Omeros shall promptly notify Asubio of the achievement of each Milestone, and Asubio shall then invoice Omeros for the corresponding Milestone Fee. All Milestone Fees shall be paid within thirty (30) days of receipt of the corresponding invoice.

5.2

Omeros shall pay Asubio Royalty payments on a quarterly basis for Net Sales realized during each respective quarter. Royalty payments for each quarter shall be made within sixty (60) days of the end of the quarter. If Omeros is required to use any estimated figures to meet this royalty payment time frame, Omeros shall note such figures as estimated in an accompanying report and shall adjust the Royalty paid the next quarter when actual figures are available for the prior quarter. Net Sales and Royalty payments shall be computed based on a conversion from any other denomination to U.S. Dollars for any revenues received or costs and expenses incurred by Omeros during the relevant quarter, as provided herein, using the exchange rate published in The Wall Street Journal, West Coast edition, on the last business day of the applicable calendar quarter. Each quarterly Royalty payment shall be accompanied by (a) a report specifying the source and amount of the Royalty itemized by Product-by-Product basis and country-by-country basis including information reasonably necessary and sufficient for Asubio to calculate the Adjusted Gross Partnering Revenue under any Third Party Marketing and Distribution Agreements for the Products, (b) the total of all discounts, returns, credits and commissions deducted from gross proceeds to determine Net Sales, and (c) other information as Asubio may reasonably request from time to time and as Omeros may agree.

5.3

Milestone Fees and Royalty payments shall be made in U.S. Dollars by wire transfer in accordance with payment instructions to be provided by Asubio in writing. Asubio shall be responsible for updating its payment instructions as may be required. Any and all charges from Omeros’ bank and similar fees incurred by Omeros in processing such payments shall be borne by Omeros. If any of the payments made or to be made by Omeros to Asubio become subject to withholding taxes under any applicable law, then Omeros shall withhold the amount of such taxes for the account of Asubio to the extent required by such applicable laws, and shall pay the amounts of such taxes to the proper governmental authorities in a timely manner and promptly transmit to Asubio an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant governmental authorities of all amounts withheld sufficient to enable Asubio to claim such payment of taxes. Omeros will provide Asubio with reasonable assistance (not including professional advice or representation) to enable Asubio to recover such taxes as permitted by applicable laws. Any other taxes levied on Omeros arising out of or in connection with Omeros’ activities hereunder shall be borne by Omeros.

5.4

Asubio reserves the right to employ a certified public accountant to review and reconcile the directly relevant accounting records and procedures of Omeros as they relate to the determination of Royalty payments during reasonable business hours and no more than twice a year, and Omeros agrees to make available at Omeros’ place of business all such directly relevant accounting records for that purpose within 30 (thirty) days of written request by Asubio. The cost of such review shall be borne by Asubio, unless it is found that Omeros under-paid a quarterly Royalty for any quarter by an amount of [***] or greater, in which case the cost of such review shall be borne by Omeros.

5.5	In the event that any Milestone Fees or Royalty payments are not timely paid by Omeros when due, Omeros shall pay to Asubio interest charges on such late payments at a rate of [***] per annum.

5.6

Notwithstanding anything to the contrary herein, Omeros shall have no obligation to pay any Royalty or Milestone Fee for any Product based on any patent claim that has been declared invalid or unenforceable by a court or governmental body of competent jurisdiction or based on any patent claim that is not enforceable in the jurisdiction(s) where such Product is manufactured, used, sold, offered for sale, imported or distributed.

6	Progress Reports and Reversion Rights

6.1

Omeros shall, commencing on the one-year anniversary of the Effective Date of this Agreement and annually thereafter, deliver to Asubio a written progress report summarizing the status of Omeros’ efforts to develop and commercialize one or more Products.

6.2

Asubio shall have the right to terminate the License and this Agreement, at its discretion, if Omeros and each of its sublicensee(s) for a period of at least six (6) consecutive months ceases to conduct, or to cause to have conducted, all research, development and/or commercialization activities for all Products, including without limitation the cessation for such period of time all medicinal chemistry efforts, all formulation activities, all chemistry, manufacturing and control activities, all preclinical research and development, all clinical research and development, and all regulatory, patent and business partnering activities concerning all Products, and Asubio sends Omeros a notice of termination prior to recommencement by Omeros of such activities; provided, however, that any cessation or delay of such activities due to a regulatory process, availability of compounds, materials or necessary processes, the procurement of intellectual property rights, any dispute or legal proceeding concerning third party intellectual property rights that are necessary to the research, development and/or commercialization of a Product, or any other material factor not reasonably within Omeros’ or its sublicensee’s control (e.g., strikes, terrorism, natural disasters, war), shall be excused. In the event of such a termination under this provision, the License and other rights held by Omeros under the Asubio Patents shall revert to Asubio, and Omeros and Asubio shall be relieved of all further obligations under this Agreement except for the surviving clauses as set forth in Section 11.4 below.

7	Patent Prosecution and Enforcement

7.1	Asubio shall retain ownership of the Asubio Patents, which Asubio Patents cannot be assigned to a third party other than the Affiliate of Asubio without Omeros’ advance

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

written consent (not to be unreasonably withheld); provided, however, that this provision shall not act to prohibit Asubio from granting other licenses under the Asubio Patents consistent with the provisions of Section 2 above. Asubio shall also retain the sole right and the obligation to diligently use commercially reasonable efforts to file, prosecute and maintain the patent applications and patents included in the Asubio Patents that include claims encompassing the Compounds, including the filing of continuation applications, divisional applications, appeals, reissues and reexaminations where reasonably warranted.

7.2

Asubio shall keep Omeros timely informed of all actions reasonably considered to be important, including, without limitation, all application filings, search reports, examination reports, office actions, responses, amendments and appeal proceedings, that are taken in the filing, prosecution and maintenance of any patent or patent application included in the Asubio Patents that include claims encompassing the Compounds. Omeros shall cooperate with Asubio in the course of the procedure for extension of the Asubio Patents, including any supplemental protection certificates. Should Asubio determine not to proceed with or to abandon the filing, prosecution or maintenance of any patent or patent application included in the Asubio Patents that claims any of the Compounds, Asubio shall provide Omeros timely advance notice of its determination and Omeros shall be entitled at its discretion and upon written notice to Asubio to assume the right to file, prosecute and maintain such patent or patent application, at Omeros’ sole expense, which such patent or patent application shall thereafter be excluded from the basis for payment of any Milestone Fee or Royalty to Asubio.

7.3

Omeros shall own and retain ownership of the Compound Improvement Patents and the Field Improvement Patents, which Compound Improvement Patents and Field Improvement Patents cannot be assigned to a third party other than an Affiliate of Omeros without Asubio’s advance written consent (not to be unreasonably withheld). Omeros shall also retain the sole right and the obligation to diligently use commercially reasonable efforts to file, prosecute and maintain the patent applications and patents included in the Compound Improvement Patents and the Field Improvement Patents, including the filing of continuation applications, divisional applications, appeals, reissues and reexaminations where reasonably warranted.

7.4

Should Omeros determine not to proceed with or to abandon the filing, prosecution or maintenance of any patent or patent application included in the Compound Improvement Patents or the Field Improvement Patents, Omeros shall provide Asubio timely advance notice of its determination and Asubio shall be entitled at its discretion and upon written notice to Omeros to assume the right to file, prosecute and maintain such patent or patent application, at Asubio’s sole expense.

7.5

Whenever either party becomes aware of the possible infringement of the Asubio Patents, the Compound Improvement Patents or the Field Improvement Patents by a third party, such party shall promptly notify the other party of any such infringement and provide such other party with any available evidence of such infringement.

7.6	Asubio shall have the first right, but not the obligation, to bring any suit or action for infringement of the Asubio Patents. Any infringement action brought by Asubio shall be solely at Asubio’s expense and in such actions in which Omeros has not elected to participate and share in the expenses, Asubio shall have no duty to account to Omeros for any award, settlement or any other recovery resulting from such enforcement action. Omeros shall provide reasonable assistance at Asubio’s reasonable expense in the prosecution of such suit or action. Omeros shall have the right, but not the obligation, at its cost to join as a party in any infringement action brought by Asubio. In the event that monetary damages are awarded or obtained by Asubio whether by judgment, award, decree, settlement or otherwise, as a result of such enforcement action brought by ASB in which Omeros joins as a party, the money actually received shall be divided appropriately between Asubio and Omeros with reference to the relative monetary injury suffered by the party hereto by reason of the infringement, after first deducting the expenses incurred by Asubio and Omeros in filing, prosecuting, and maintaining such suit or action. Asubio shall not settle any such action in any manner that conflicts with Omeros’ rights in the Asubio Patents, without the prior written consent of Omeros (which shall not be unreasonably withheld).

7.7

In the event that Asubio fails to or elects not to commence any infringement suit or action under Subsection 7.6, Omeros shall have the sole right in its discretion to enforce, in its name or Asubio’s name, the Asubio Patents against any third party that infringes one or more claims of the Asubio Patent by the use, manufacture, offering for sale or sale of a product that competes with a Product in the Field or that is a generic or reformulated version of a Product. Any such enforcement action in accordance with this Subsection 7.7 shall be undertaken at Omeros’ sole cost and Omeros shall have no duty to account to Asubio for any award, settlement or any other recovery resulting from such enforcement action. Asubio shall provide reasonable assistance requested by Omeros in connection with such enforcement action at Omeros’ reasonable expense. Asubio shall have the right, but not the obligation, at its cost to join as a party in any infringement action brought by Omeros. Omeros shall not settle such action in any manner that conflicts with Asubio’s rights in the Asubio Patents without the prior written consent of Asubio (which shall not be unreasonably withheld).

7.8

Except as expressly set forth in Section 2 or elsewhere in this Agreement, neither party grants any license under its preexisting or independently created or obtained intellectual property rights to the other party.

7.9

Each party shall execute and cause its employees and agents to execute any assignment, declaration or other document required to effectuate the patent ownership, application, prosecution and enforcement provisions of this Section 7.

8	Representations, Warranties

8.1	Each party represents and warrants that it has the requisite corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder.

8.2	Asubio warrants, as of the Effective Date, to Asubio’s knowledge that: the Asubio Patents include valid issued claims and/or patentable pending claims that encompass each of the Parent Compounds and the Parent Compounds do not infringe the intellectual property of any third party; and Asubio has complied with its duty of disclosure of prior art and other material information, where applicable, to national and regional patent offices with respect to the Asubio Patents. Asubio also warrants that Asubio has not granted any other license, right, security interest or lien, or undertaken any other obligation, that limits its ability to grant the License; and Asubio will diligently use all reasonable efforts to apply for, prosecute, maintain and enforce (except as provided for Omeros in Section 7 above) all patents and patent applications in the Asubio Patents.

8.3	Prior to Omeros’ marketing of any Product or making any Product available for use in any human patients, Omeros will obtain and maintain reasonably adequate product liability insurance.

8.4

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

9	Confidentiality

9.1

Asubio and Omeros hereby affirm and incorporate by reference the terms of the Mutual CDA, a copy of which is attached hereto as Exhibit A, except to the extent that the terms of the Mutual CDA may conflict with the terms of this Agreement, in which case the terms of this Agreement shall prevail. The parties further agree that all Confidential Information (as defined in the Mutual CDA) disclosed by either party to the other party during the term of this Agreement shall be subject to the terms of the Mutual CDA, and that the mutual obligations of nondisclosure and non-use set forth in the Mutual CDA shall subsist for a period of five (5) years after the termination of this Agreement.

9.2

The terms of this Agreement shall be maintained in strict confidence by both Asubio and Omeros, and may not be disclosed by either party without the consent of the other party, except to each party’s Affiliates, employees, directors, auditors, counsel, financial advisers, consultants, shareholders, investors, as part of due-diligence reviews by prospective corporate partners, financers and acquirers, and as may be required under a court order or decree or as required to comply with any governmental law, rule or regulation. Asubio also acknowledges and agrees that Omeros will be legally required and shall be permitted to disclose this Agreement and its terms in filings with the U.S. Securities and Exchange Commission.

10	Indemnification

10.1

Each party (the “Indemnifying Party”) shall indemnify, hold harmless and defend the other party and its Affiliates, and their employees, officers, directors, consultants and agents (the “Indemnified Party”) against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses (“Claims”) resulting from or arising directly out of the Indemnifying Party’s breach of any representation, warranty or obligation under this

Agreement, or the Indemnifying Party’s exercise of the rights and obligations under the License or any sublicense, except that such obligation to indemnify, hold harmless and defend shall not extend to any Claims to the extent such Claims result from or arise directly from the negligence or misconduct of the Indemnified Party. Neither party shall be liable to the other party under this Agreement for any indirect, incidental, consequential or special damages.

11	Term and Termination

11.1

Unless terminated earlier as set forth in Subsections 6.2, 11.2 or 11.3, this Agreement and the License shall remain in full force and effect so long as there is a valid, subsisting and enforceable claim in any patent included within the Asubio Patents, the Compound Improvement Patents or the Field Improvement Patents or any patentable claim included in any pending patent application included in the Asubio Patents, the Compound Improvement Patents or the Field Improvement Patents.

11.2

Omeros may terminate this Agreement by providing ninety (90) days advance written notice of termination under this Subsection 11.2 to Asubio, with or without cause; provided that if Omeros terminates this Agreement under this Subsection then Omeros shall thereafter not make, use, offer for sale, sell or sublicense any Product that is encompassed by one or more unexpired, valid and enforceable claim(s) of the Asubio Patents, the Compound Improvement Patents or the Field Improvement Patents.

11.3

Either party may terminate this Agreement at any time in the event that the other party (a) breaches any material obligation of this Agreement by first submitting written notice of breach to the breaching party, which breach is not substantially cured within ninety (90) days of the receipt of such notice, followed by written notice of termination then being sent to the breaching party, or (b) declares or is adjudged by a court of competent jurisdiction to be insolvent, bankrupt or in receivership, and such insolvency, bankruptcy or receivership materially limits such party’s ability to perform its obligation under this Agreement, excluding reorganizations entered into by such party with the consent of the other party, which consent shall not be unreasonably withheld.

11.4

The provisions of Sections and Subsections 7.1 (limited to the patent ownership provisions), 7.3 (limited to the patent ownership provisions), 8 (Representations, Warranties, but excluding continued obligations regarding patent prosecution and maintenance), 9 (Confidentiality), 10 (Indemnification), 12 (Use of Names) and 13 (Miscellaneous) above shall survive expiration or termination of this Agreement for the period set forth therein or, if no period is set forth therein, then indefinitely.

11.5

Termination of this Agreement for any reason shall not release any party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

12	Use of Names

12.1

Nothing contained in this Agreement confers any right to either party to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the other party hereto, and neither party shall make such use without the prior written consent of the other party. The parties agree not to make any press release or public announcement, written or oral, relating to this Agreement without the prior written approval of the other party. Asubio acknowledges that Omeros intends to issue a press release legally required or advised by its legal counsel concerning this Agreement concurrent with making a legally required filing of a Form 8-K disclosing the signing of this Agreement with the U.S. Securities and Exchange Commission, and shall provide Asubio with a draft of such press release for approval, which approval shall not be unreasonably withheld. When filing of a copy of this Agreement with the U.S. Securities and Exchange Commission, which may be subsequent to the filing of the Form 8-K disclosure of the signing of this Agreement, Omeros shall use reasonable efforts to redact commercially sensitive information in a confidential treatment request, shall provide Asubio a copy of such request for approval and comment, and shall incorporate all timely received reasonable comments to the extent legally permissible.

13	Miscellaneous

13.1

This Agreement including appended Schedules A-D and appended Exhibit A constitutes the entire understanding of the parties hereto regarding the subject matter of this Agreement, and no other representation, agreement, promise or undertaking altering, modifying, taking from or adding to the terms of this Agreement shall have any effect unless the same is reduced to writing and duly executed by the parties hereto. In the event of any conflict between the main body of this Agreement and any attachments thereto or documents incorporated by reference therein, the provisions of the main body of this Agreement shall control. This Agreement expressly supersedes the MTA.

13.2	Either party’s failure to enforce any provision of this Agreement will not be considered a waiver of future enforcement of that or any other provision.

13.3

The laws of the state of Delaware, United States, without regard to its conflict-of-laws provisions, shall govern this Agreement, its interpretation and its enforcement, and any disputes arising out of or related to this Agreement.

13.4

The parties agree that the U.S. Federal Courts located in the state of Delaware, United States will have sole and exclusive jurisdiction over any disputes arising under this Agreement, and each party hereby consents to the jurisdiction and venue of such courts for such purposes.

13.5

In the event that it is necessary for either party of this Agreement to take legal action to enforce any of the terms, conditions or rights contained herein, or to defend any such action, then the prevailing party in such action shall be entitled to recover from the other party all reasonable costs and expenses, including attorneys fees, related to such legal action.

13.6

In the event that any portion of this Agreement is held invalid or unenforceable by a court of law, that provision will be construed and reformed to permit enforcement of the provision to the maximum extent permissible consistent with the parties’ original intent, and if such construction is not possible, such provision shall be struck from this Agreement, and the remainder of the Agreement shall remain in full force and effect as if such provision had never been part of this Agreement.

13.7

For the purposes of this Agreement, the parties hereto are independent contractors, and nothing in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturers. Except as provided expressly herein, each party agrees that it shall have no authority to bind or obligate the other party, nor shall any party hold itself out as having such authority.

13.8

Neither party will be liable for failure or delay in performing any obligation under this Agreement, or will be considered in breach of this Agreement, if such failure or delay is due to a natural disaster or any cause reasonably beyond such party’s control, provided that such party resumes performance as soon as possible following the end of the event that caused such delay or failure of performance.

13.9

This Agreement including all right and obligations hereunder shall not be assignable by either party without the prior written consent of the other party except in connection with any acquisition or merger of such party or sale of all or substantially all of its assets; provided, however, that this Agreement shall be assignable by either party to its Affiliates. This Section shall not be construed in any way to limit Omeros’ rights to grant, at Omeros’ sole discretion, sublicenses under the License. Subject to these restrictions, this Agreement will be binding upon and will inure to the benefit of the parties’ permitted successors and assignees, including each party’s successor-Affiliates.

13.10

Either party shall be permitted to cause its Affiliates to perform any and all obligation under this Agreement on behalf of such party. Such party shall guarantee and be responsible all obligations and performances undertaken by its Affiliates.

13.11

Any notice required or permitted to be given hereunder by either party shall be in writing and shall be (a) delivered personally, (b) sent by an internationally recognized courier service, charges prepaid, or (c) delivered by facsimile (with the original promptly sent by any of the foregoing manners) to the addresses or facsimile numbers of the other party set forth below, or at such other addresses as may from time to time be furnished by similar notice by either party. The effective date of any notice hereunder shall be the date of receipt by the receiving party.

If to Omeros:	If to Asubio:

Omeros Corporation	Asubio Pharma Co., Ltd.
1420 Fifth Avenue, Suite 2600	9-11, Akasaka 2-Chome
Seattle, WA 98101	Minato-Ku, Tokyo 107-8541
U.S.A.	Japan

Attention: Gregory A. Demopulos, M.D.,	Attention: General Manager
Chairman & CEO	Intellectual Property and
Licensing Department

And copy to: Marcia S. Kelbon,
Patent & General Counsel

Fax: (206) 676.5005	Fax: +81-3-3588-9602
Phone: (206) 676.5000	Phone: +81-3-3588-9710

13.12	This Agreement may be executed in one or more counterparts, each of which will be considered an original, and all of which will constitute the same instrument.

IN WITNESS WHEREOF, Omeros and Asubio have each acknowledged and accepted this Agreement by causing it to have been signed by their respective duly authorized officials.

OMEROS CORPORATION		ASUBIO PHARMA CO., LTD.

By:	/s/ Gregory A. Demopulos	By:	/s/ Seiichi Yokoyama
	Name: Gregory A. Demopulos, M.D.		Name: Seiichi Yokoyama
	Title: Chairman & CEO		Title: President

	Date: 3/3/10		Date: 3/3/10

Schedule A

Asubio Pharma Co., Ltd. — Omeros Corporation

License Agreement

Asubio Patents

1) [***] having PDE7 inhibitory activity
International Publication Number: [***]

Country	Application Date	Application Number
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

2) [***] having PDE7-inhibitory activity
International Publication Number: [***]

Country	Application Date	Application Number
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Schedule B

Asubio Pharma Co., Ltd. — Omeros Corporation

License Agreement

Asubio Know-How

Document/File Title	Date of Disclosure
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Schedule C

Asubio Pharma Co., Ltd. — Omeros Corporation

License Agreement

Parent Compounds

Identification
Number in
Asubio Reference			Applicable European
Number	Structure	Molecular Weight	Patent Application
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Schedule D

Asubio Pharma Co., Ltd. — Omeros Corporation

License Agreement

Excluded Compounds

[***]

[***]	CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A

Mutual Confidential Disclosure Agreement of June 6, 2008 and
Amendment of June 18, 2009

OMEROS CORPORATION

MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

This Confidential Disclosure Agreement (“Agreement”) is entered into as of June 6, 2008 by and between OMEROS CORPORATION (“Omeros”) and ASUBIO PHARMA CO., LTD. (“Asubio”). In the course of business negotiations and transactions between the parties hereto, either or both parties and agents thereof (including without limitation, attorneys and consultants representing the parties) may disclose certain confidential and proprietary information for the sole purpose of evaluating a potential business relationship and/or performing in accordance with any separate agreement that may be reached between the parties that does not supersede this Agreement (“Purpose”). The parties want to provide for the protection of any such confidential and proprietary information disclosed by one party (the “disclosing party”) to which the other party receiving the information (the “recipient”) may have access. Omeros and Asubio agree that this Agreement shall be binding on each company’s affiliates. For purposes of this Agreement, the term “affiliates” shall include each party’s subsidiary corporations, other corporations or business entities for which the party owns or controls at least a majority interest.

In consideration of continuing negotiations for or entering into business transactions, the parties agree:

1.

Covenant Not to Disclose. For a period of five (5) years from the date of last disclosure hereunder, the recipient of any Confidential Information (defined in Section 2) will not at any time disclose or otherwise make known or available to any person, firm, corporation (including, without limitation, any parent corporation) or other entity, or use for its own account or for any purpose other than the Purpose, any Confidential Information prior to or during the term of this Agreement, without the express prior written consent of the disclosing party. The recipient shall utilize reasonable procedures to safeguard Confidential Information, including releasing Confidential Information only to employees or consultants who have agreed to abide by the recipient’s obligations hereunder on a “need-to-know” basis. All Confidential Information shall be disclosed in writing or, if first disclosed orally or visually, shall be summarized in writing and then provided to the recipient within thirty (30) days of initial disclosure.

2.	Confidential Information.

2.1

For information disclosed by Omeros, “Confidential Information” means any and all information relating to Omeros’ programs concerning agents, compositions and therapeutic methods targeting phosphodiesterase 7 (“PDE7”), and includes, without limitation, research and development information, know-how, inventions, trade secrets, patent applications, technical data, targets (genes or proteins), knock-out and knock-in mouse strains, gene expression profiles, behavioral and physiological assays, phenotypes, cell lines, cellular, biochemical and chemical assays, chemical structures, chemical structure-activity relationships, formulae, treatment methods, clinical trial design criteria, protocols, investigators’ brochures, drawings, designs, models, samples, processes, chemistry, manufacturing and controls information, regulatory information, and any type of product development, business or marketing plans or strategies, financial information, customer lists or other customer information.

For information disclosed by Asubio, “Confidential Information” means any and all information relating to Asubio’s compounds and programs targeting PDE7, and includes, without limitation, research and development information, know-how, inventions, trade secrets, patent applications, technical data, targets (genes or proteins), knock-out and knock-in mouse strains, gene expression profiles, behavioral and physiological assays, phenotypes, cell lines, cellular, biochemical and chemical assays, chemical structures, chemical structure-activity relationships, formulae, treatment methods, clinical trial design criteria, protocols, investigators’ brochures, drawings, designs, models, samples, processes, chemistry, manufacturing and controls information, regulatory information, and any type of product development, business or marketing plans or strategies, financial information, customer lists or other customer information.

2.2

Notwithstanding the foregoing, Confidential Information does not include any information concerning any agents, compositions or therapeutic methods for the treatment of diseases that are currently classified as immune diseases or skin diseases. In addition, Confidential Information does not include information that the recipient can establish:

2.2.1	is or becomes generally available to the public other than as a result of a disclosure by the recipient;

2.2.2

was in the possession of the recipient prior to its being furnished to the recipient under this Agreement, provided that the source of such information was not known to the recipient to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information and that such prior possession can reasonably be proven by the recipient by written records;

2.2.3

becomes available to the recipient on a non-confidential basis from a source other than the disclosing party, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information; or

2.2.4	is independently developed by the recipient without reference to the Confidential Information, provided that such independent development can reasonably be proven by the recipient by written records.

2.3

If the recipient is required by order of a court of law, administrative agency, or other governmental body to disclose any of the Confidential Information, the recipient will promptly provide the disclosing party with reasonable advance written notice if at all possible to enable the disclosing party the opportunity to seek a protective order or to otherwise prevent or limit such legally required disclosure, will use reasonable efforts to cooperate with the disclosing party to obtain such protection, and will disclose only the legally required portion of the Confidential Information. Any such legally required disclosure will not relieve recipient from its obligations under this Agreement to otherwise limit the disclosure and use of such information as Confidential Information.

3.

Limitations on Use. In further recognition of the value of Confidential Information, the recipient acknowledges that it shall not engage in the reproduction of Confidential Information through the techniques of “reverse engineering”. The recipient shall not make any use, either directly or indirectly, of any Confidential Information to which the recipient has been, is or will be exposed, except in the ordinary course of business pursuant to this Agreement for the Purpose or as may be expressly authorized in a separate specific written agreement between the parties. Nothing in this Agreement shall be construed as giving recipient any license or other right under any intellectual property of the disclosing party. Neither party shall disclose the existence and nature of this Agreement or the fact that it is evaluating the other party’s Information, except that such disclosure to a party’s present and potential employees, consultants, officers, directors, shareholders and investors is permitted, and neither party shall use the name of the other party in any publicity or advertising without that party’s prior written approval.

4.

Return of Confidential Information. When requested by the disclosing party or at the termination of the relationship giving rise to this Agreement, whichever first occurs, the recipient immediately shall deliver all Confidential Information and all copies thereof in its possession or in the possession of its employees, provided that the recipient’s legal counsel may retain one archival copy of the Confidential Information solely for purposes of ensuring compliance with this Agreement.

5.

Specific Performance. The parties acknowledge that (a) the covenants set forth in Sections 1, 3 and 4 are essential elements of the transactions contemplated in this Agreement and that, but for the agreement to comply with such covenants, the parties would not have entered into such transactions, and that the parties have consulted with, or have had the opportunity to consult with, counsel and have been advised in all respects concerning the reasonableness of such covenants as to scope and limit of time; (b) the disclosing party will not have any adequate remedy at law if the recipient violates the terms of Sections 1, 3 or 4 fails to perform any of its other obligations hereunder; and (c) the disclosing party shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction temporary, preliminary and permanent injunctive relief to restrain any breach, threatened breach, or otherwise to specifically enforce any of such covenants or any other obligations of the recipient if the recipient fails to perform any of its obligations under this Agreement.

6.

Term. This Agreement and the obligations of nondisclosure and nonuse set forth herein shall terminate five (5) years after the date of the last disclosure of Confidential Information under this Agreement, provided that the obligations concerning improvements of Section 5 of this Agreement shall survive termination of the Agreement. Prior to termination of this Agreement, either party may deliver written notice to the other party that it no longer wishes to receive Confidential Information under this Agreement, after receipt of which any information subsequently sent in writing or orally disclosed by either party shall be deemed non-confidential.

7.

Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties’ successors and assigns. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. In any litigation or disputes arising out of this Agreement, the substantially prevailing party will be entitled to recover all reasonable costs and attorneys’ fees, including costs and fees on appeal. The provisions of this Agreement shall not be construed as limiting any rights or remedies that either party may otherwise have under the applicable law.

8.		Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.

OMEROS CORPORATION
	By:	/s/ Marcia S. Kelbon
Printed name Marcia S. Kelbon
Its VP, Patent & General Counsel

ASUBIO PHARMA CO., LTD.
	By	/s/ Keijiro Sugimura
Printed name Keijiro Sugimura, Ph. D.
Its General Manager, Intellectual Property & Licensing Department

AMENDMENT TO MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

AMENDMENT TO MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT (this “Amendment”) is made and entered into this 18th day of June, 2009, by and between Asubio Pharma Co., Ltd., with an address at 9-11 Akasaka 2-Chome, Minato-Ku, Tokyo 107-8541 Japan (“Asubio”) and Omeros Corporation, with an address at 1420 Fifth Avenue, Suite 2600, Seattle. WA 98101, U. S. A. (“Omeros”),

WITNESSETH:

WHEREAS, Asubio and Omeros have entered into a mutual confidential disclosure agreement dated June 6, 2008 (the “CDA”); and

WHEREAS, Asubio and Omeros now wish to amend the CDA to provide for the disclosure of the Confidential Information to certain officers and employees of Asubio’s affiliates.

NOW, THEREFORE, the parties agree as follows:

1. Any initially capitalized terms not otherwise defined herein shall have the meanings given in the CDA.

2. Notwithstanding the Section 1 of the CDA, Asubio may disclose the Confidential Information to its Affiliates’ officers and employees who have a need to know for the Purpose, provided that Asubio has first advised such officers and employees of the confidential nature of the Confidential Information and ensures that such officer and employee is subject to confidentiality obligations substantially similar to those set forth in the CDA. For purposes of this Amendment, “Affiliates” shall mean any corporation or other entity directly or indirectly controlled by, controlling or under common control with Asubio, and for such purpose “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting interest in such corporation or other entity, or the power to direct the management of such corporation or other entity.

3. Except as expressly amended hereby, all terms of the CDA, shall remain unchanged and in full force and effect.

4. This Amendment may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF the parties hereto have executed this Amendment as of the day and year first above written.

ASUBIO PHARMA CO., LTD.		OMEROS CORPORATION

By:	/s/ Keijiro Sugimura	By:	/s/ Marcia S. Kelbon
	Name: Keijiro Sugimura, Ph. D.		Name: Marcia S. Kelbon
	Title: General Manager, Intellectual Property & Licensing Department		Title: VP, Patent & General Counsel